UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 3, 2006

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 8.01.	Other Events

The Federal District Court in Salt Lake City, Utah has refused to modify the terms of a jury verdict against Nautilus, Inc. (the “Company”) initially issued in November 2005. The jury had previously found Nautilus liable for certain language in the Company’s advertising and promotions that began in 1987 and ceased in early 2004.

The case, which began in 2002, involves the manner in which the Company described its Bowflex home gyms in advertising, and a name it used to describe a belt on 1,100 Trimline treadmills manufactured in 2002. On November 15, 2005 the jury found for Icon Health & Fitness in the amount of $7.8 million and the Court subsequently added another $325,000 to this amount. By order dated April 3, 2006, the Court refused to modify the amount of the jury verdict.

Nautilus intends to appeal this matter to the appropriate Federal Court of Appeals. Nautilus believes this verdict is inconsistent with the law and evidence presented at trial and that the evidence does not support the damage award. In light of the appeals process, the Company has not accrued any material amounts for this case at this time. When filing its appeal, Nautilus will post a bond or letter of credit in the amount of the judgment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

April 4, 2006 (Date)	By:	/s/ William D. Meadowcroft
William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer